Exhibit 99.1

News Release

Contact:

Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	invrel@blackrock.com

BlackRock Appoints Mathis Cabiallavetta to Board of Directors

New York, September 25, 2007– BlackRock, Inc. (NYSE:BLK) today announced the addition of   Mathis Cabiallavetta to its Board of Directors. The addition of Mr. Cabiallavetta brings the total number of directors to 17, 10 of whom are independent and not affiliated with the Company.

Mr. Cabiallavetta is Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. (MMC), Chairman of MMC International, and since 1994 a member of MMC’s International Advisory Board.  Prior to joining MMC in 1999, Mr. Cabiallavetta was Chairman of the Board of Directors of Union Bank of Switzerland (UBS A.G.).  He joined UBS A.G. in 1971 and held numerous positions before becoming Executive Vice President and a member of the Group Executive Board in 1992 with responsibility for Trading & Sales, Risk Management Services and the International Division.  He became president of the Group Executive Board in 1996 and was elected chairman of UBS A.G. in 1998.  Mr. Cabiallavetta is also a member of the Board of Altria Group, Inc.

“Adding a director of Mathis’ caliber to the Board is a great win for BlackRock," commented Laurence D. Fink, Chairman and Chief Executive Officer. “Mathis brings the benefit of his broad experience managing a global franchise and his insights will be invaluable in navigating BlackRock’s continued growth.”

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. As of June 30, 2007, assets under management were $1.230 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions® investment system, risk management and financial advisory services. Headquartered in New York City, the firm has approximately 5,000 employees in 18 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock's SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock's investment products, including its separately managed accounts and the former MLIM business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock's ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock's success in maintaining the distribution of its products; and (18) the ability of BlackRock to consummate the transaction with Quellos and realize the benefits of such transaction.

BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

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